Exhibit 99.1
BUSINESS ACQUISITION REPORT
Item 1 Identity of Company
Item 1.1 Name and Address of Company
Vitran Corporation Inc.
185 The West Mall, Suite 701
Toronto, Ontario
M9C 5L5
Item 1.2 Executive Officer
Sean P. Washchuk, Vice President Finance and Chief Financial Officer, 416-596-7664
Items 2 Details of Acquisition
Item 2.1 Nature of Business Acquired
Vitran Corporation Inc. (“Vitran”), through its wholly-owned subsidiary Vitran Corporation acquired all of the common shares of PJAX, Inc. and all the real estate held by Woodhurst Realty LLC and Northridge Enterprises LP ., collectively operating as PJAX Freight System (“PJAX”). Prior to the acquisition by Vitran, PJAX was a privately held Pennsylvania-based regional less-than-truckload freight carrier, providing coverage to the Mid-Atlantic United States.
Item 2.2 Date of Acquisition
October 2, 2006
Item 2.3 Consideration
The purchase consideration of PJAX was USD$138.7 million (including transaction costs), comprised of USD$80.0 million of cash, common shares of Vitran valued at USD$12.8 million (676,923 common shares valued at USD$18.90 per share), hold-backs of USD$11.7 million payable over the next year and assumed debt of approximately USD$27.1 million. Transaction costs amounted to approximately USD$1.6 million. Approximately USD$5.5 million of additional consideration is payable upon a joint election to structure the transaction as an asset sale for tax purposes. The cash portion of the transaction was financed from debt facilities and existing cash on hand.
Item 2.4 Effect on Financial Position
The acquisition of PJAX provides Vitran with new coverage into the Eastern United States, and will allow Vitran to leverage its existing customer base into this new region.
There are no plans or proposals for material changes in the business affairs of PJAX which may have a significant effect on the consolidated results of operations and financial position of Vitran including PJAX.
Item 2.5 Prior Valuations
None
Item 2.6 Parties to Transaction
Not applicable

Item 2.7 Date of Report
DATED this 8th day of December, 2006

Vitran Corporation Inc.

By:	/s/ SEAN P. WASHCHUK
Sean P. Washchuk
Vice President Finance and
Chief Financial Officer
Item 3 Financial Statements
The following financial statements are included as part of this Business Acquisition Report;
(a)	Audit report and financial statements of PJAX, Inc. and Related Companies for the year ended December 31, 2005 including the reconciliation of differences between United States and Canadian Generally Accepted Accounting Principles;
(b)	Unaudited interim financial statements of PJAX, Inc. and Related Companies for the nine month period ended September 30, 2006 including the reconciliation of differences between United States and Canadian Generally Accepted Accounting Principles; and
(c)	Unaudited pro forma consolidated balance sheet at September 30, 2006 of Vitran and the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2006 and year ended December 31, 2005 including the reconciliation of differences between United States and Canadian Generally Accepted Accounting Principles.

Combined Financial Statements
(In U.S. dollars)
PJAX, INC. AND RELATED COMPANIES
As of and for the Years Ended December 31, 2005 and 2004,
and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT
To the Stockholders and Partners of PJAX, Inc., Northridge Enterprises, LP and Woodhurst Realty, LLC: We have audited the accompanying combined balance sheets of PJAX, Inc. and related companies (collectively, the “Company”) as of December 31, 2005 and 2004, and the related combined statements of earnings, stockholders’ equity and partners’ capital, and of cash flows for the years then ended. The combined financial statements include the accounts of PJAX, Inc., Northridge Enterprises, LP, and Woodhurst Realty, LLC. These companies are under common ownership and management. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the combined financial position of PJAX, Inc. and related companies as of December 31, 2005 and 2004, and the combined results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
March 17, 2006 (April 18, 2006 as to Note 3, October 2, 2006 as to Note 6, and November 7, 2006 as to Note 7)

PJAX, INC. AND RELATED COMPANIES
COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS

CURRENT ASSETS:
Cash	$1,072,466	$350,533
Accounts receivable—trade (no allowance for doubtful accounts deemed necessary)	20,216,933	20,281,050
Prepaid expenses and other current assets	3,534,606	3,018,581

Total current assets	24,824,005	23,650,164

PROPERTY AND EQUIPMENT—At cost:
Land	4,890,601	4,300,292
Buildings	12,228,882	10,122,152
Parking lots and land improvements	8,483,785	7,826,195
Tractors, straight trucks, and trailers	48,554,833	37,842,777
Automobiles	647,170	578,774
Furniture and office equipment	3,812,048	3,269,095
Shop and garage equipment	3,794,620	3,356,700
Building and land improvements	1,728,683	1,546,459

	84,140,622	68,842,444
Less accumulated depreciation	30,429,369	23,370,770

Total property and equipment—Net	53,711,253	45,471,674

OTHER ASSETS	102,908	127,619

TOTAL	$78,638,166	$69,249,457

LIABILITIES AND STOCKHOLDERS’ EQUITY AND PARTNERS’ CAPITAL
CURRENT LIABILITIES:
Accounts payable—trade	$7,185,541	$7,097,883
Accrued salaries, wages, and payroll taxes	3,707,726	2,313,208
Accrued profit sharing	1,000,000	800,000
Other current liabilities	1,868,084	3,606,557
Current maturities of long-term debt	8,918,162	7,356,921

Total current liabilities	22,679,513	21,174,569

LONG-TERM DEBT—Less current maturities	29,080,000	25,515,918

STOCKHOLDERS’ EQUITY AND PARTNERS’ CAPITAL—PJAX, Inc.:
Common stock, $1 par value; authorized, 100,000 shares; issued and outstanding, 9,488 shares in 2005 and 2004	9,488	9,488
Additional paid-in capital	30,512	30,512
Partners’ capital	6,250,657	5,498,000
Advance to stockholders	(392,330)	(445,947)
Retained earnings	20,980,326	17,466,917

Total stockholders’ equity and partners’ capital	26,878,653	22,558,970

TOTAL	$78,638,166	$69,249,457

See notes to combined financial statements.

PJAX, INC. AND RELATED COMPANIES
COMBINED STATEMENTS OF EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
REVENUE	$164,222,154	$149,982,473

OPERATING EXPENSES:
Salaries and wages	65,607,244	62,708,788
Operating supplies and expenses	39,990,745	33,005,730
Employee benefits	9,888,478	10,258,112
Payroll taxes	6,668,378	6,259,418
Insurance	4,912,507	4,223,560
Operating taxes and licenses	1,458,773	1,336,564
Terminal rent	1,077,326	1,461,207
Depreciation and amortization	7,849,319	6,656,977

Total operating expenses	137,452,770	125,910,356

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	17,573,550	15,937,032

GAIN ON SALE OF PROPERTY AND EQUIPMENT	242,402	671,711

EARNINGS FROM OPERATIONS	9,438,236	8,806,796

INTEREST EXPENSE	(1,761,031)	(1,470,650)

NET EARNINGS	$7,677,205	$7,336,146

See notes to combined financial statements.

PJAX, INC. AND RELATED COMPANIES
COMBINED STATEMENTS OF STOCKHOLDERS’ EQUITY AND PARTNERS’ CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common	Additional		Advances
	Stock	Paid-In	Partners’	to	Retained
	PJAX, Inc.	Capital	Capital	Stockholders	Earnings	Total
BALANCE—December 31, 2003	$9,488	$30,512	$4,096,907	$(495,456)	$12,518,354	$16,159,805
Distributions to stockholders					(936,981)	(936,981)
Stockholder repayments				49,509		49,509
Partners’ capital distributions			(49,509)			(49,509)
Net earnings			1,450,602		5,885,544	7,336,146

BALANCE—December 31, 2004	9,488	30,512	5,498,000	(445,947)	17,466,917	22,558,970
Distributions to stockholders					(3,039,177)	(3,039,177)
Stockholder repayments				53,617		53,617
Partners’ capital distributions			(371,962)			(371,962)
Net earnings			1,124,619		6,552,586	7,677,205

BALANCE—December 31, 2005	$9,488	$30,512	$6,250,657	$(392,330)	$20,980,326	$26,878,653

See notes to combined financial statements.

PJAX, INC. AND RELATED COMPANIES
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$7,677,205	$7,336,146
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	7,849,319	6,656,977
Gain on sale of property and equipment	(242,402)	(671,711)
Changes in operating assets and liabilities:
Accounts receivable—trade	64,117	(2,810,947)
Prepaid expenses and other current assets	(516,026)	(1,695,657)
Other assets	(8,085)	(35,174)
Accounts payable—trade	87,659	1,586,278
Accrued salaries, wages, payroll taxes, and profit sharing	1,594,518	(463,013)
Other current liabilities	(1,738,473)	(131,421)

Net cash provided by operating activities	14,767,832	9,771,478

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,557,172)	(8,723,388)
Proceeds from sale of equipment	489,204	1,629,150

Net cash used in investing activities	(4,067,968)	(7,094,238)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	1,785,000	7,660,000
Principal payments on long-term debt	(8,405,409)	(7,647,958)
Net repayments under line of credit—bank		(1,930,000)
Distributions to stockholders	(3,039,177)	(936,981)
Stockholder repayments	53,617	49,509
Partners’ capital distributions	(371,962)	(49,509)

Net cash used in financing activities	(9,977,931)	(2,854,939)

NET INCREASE (DECREASE) IN CASH	721,933	(177,699)

CASH—Beginning of year	350,533	528,232

CASH—End of year	$1,072,466	$350,533

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$1,761,000	$1,471,000

Capital leases incurred for equipment	$11,745,732	$5,971,252

See notes to combined financial statements.

PJAX, INC. AND RELATED COMPANIES
NOTES TO COMBINED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Combination—The accompanying combined financial statements include the accounts of PJAX, Inc. (“PJAX”), Northridge Enterprises, LP (“Northridge”), and Woodhurst Realty, LLC (“Woodhurst”), all of which are under common ownership and common management. All such entities are hereinafter referred to collectively as the “Company.” All material intercompany transactions and balances have been eliminated in combination. PJAX operates as a nonunion less-than-truckload carrier, primarily in the northeast United States of America. Northridge and Woodhurst own certain operating terminals for PJAX.
Property and Equipment—Property and equipment are depreciated over the estimated useful lives (buildings – 39 years, parking lots and land improvements – 10 years, tractors, straight trucks, and trailers – 5 to 10 years, automobiles – 5 years, furniture and office equipment – 3 to 5 years, shop and garage equipment – 3 to 5 years, building and land improvements – 10 years) of the assets using the straight-line method. Management evaluates the valuation and depreciation of property and equipment considering both the current and future levels of undiscounted net cash flows generated by the related assets to determine when impairment has occurred. Any write-downs due to impairment are charged to operations at the time the impairment is identified. No such impairments have been recorded in 2005 and 2004.
Income Taxes—PJAX has elected to be taxed under Subchapter S of the Internal Revenue Code. Northridge is a partnership and Woodhurst is a limited liability company for federal and state income tax purposes. Taxable income or loss as well as other tax attributes are reported by the stockholders or partners on their respective tax returns for each of these entities.
Workers’ Compensation—PJAX retains occurrence and aggregated deductible risk related to workers’ compensation losses in certain states. Losses incurred over the deductible are covered by commercial policies with an independent insurer. Accrued workers’ compensation costs include estimates of PJAXs’ ultimate costs for both reported claims and claims incurred but not reported.
Use of Estimates in Preparing Financial Statements—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates used by management are those in determining depreciation of property and equipment, the necessity for an allowance for doubtful accounts, and accrued workers’ compensation costs.

PJAX, INC. AND RELATED COMPANIES
NOTES TO COMBINED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
Revenue Recognition—Revenue is recognized by the Company when freight is delivered to customers.
New Accounting Pronouncements— Effective January 1, 2006, the Company will be required to implement Statement of Financial Accounting Standards (“SFAS”) Statement No. 123(R), Share-Based Payment. This Statement supersedes Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees. This Statement provides guidance on how to account for transactions in which an entity exchanges its equity instruments for goods or services. Management has not evaluated the impact, if any, that Statement 123(R) will have on the combined financial statements.
Effective January 1, 2007, the Company will be required to adopt SFAS Statement No. 156, Accounting for Servicing of Financial Assets. This Statement amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement addresses the recognition, measurement, and presentation of separately recognized servicing assets and servicing liabilities resulting from entrance into a service contract. Management does not believe Statement No. 156 will have a material effect on the Company’s combined financial statements.
Effective January 1, 2008, the Company will be required to adopt SFAS Statement No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. Management does not believe Statement No. 157 will have a material effect on the Company’s combined financial statements.
Effective January 1, 2007, the Company will be required to adopt Staff Accounting Bulletin (“SAB”) No. 108 which provides guidance on quantifying and evaluating the materiality of unrecorded misstatements. Management does not believe SAB No. 108 will have a material effect on the Company’s combined financial statements.

PAX, INC. AND RELATED COMPANIES
NOTES TO COMBINED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
2.	COMPOSITON OF CERTAIN BALANCE SHEET AMOUNTS
The composition of prepaid expenses and other current assets and other current liabilities is as follows at December 31, 2005 and 2004:

	2005	2004
Prepaid expenses	$1,708,601	$1,745,176
Loans and advances to employees	1,826,005	1,273,405

Total prepaid expense and other assets	$3,534,606	$3,018,581

	2005	2004
Accrued workers’ compensation	$1,056,786	$1,245,856
Accrued legal settlements		1,597,243
Other	811,298	763,458

Total other current liabilities	$1,868,084	$3,606,557

3.	BORROWING ARRANGEMENTS
Long-term debt as of December 31, 2005 and 2004 is comprised of the following:

	2005	2004
PJAX—Installment loans and capital leases payable through 2010 for vehicle and equipment purchases, interest rates ranging between 3.90% and 7.08% at December 31, 2005	$27,311,328	$22,592,876

Woodhurst—term loans payable, variable interest rate of 6.54% at December 31, 2005	10,686,834	10,239,374

Northridge—construction and term loan—bank, no outstanding borrowings at December 31, 2005		40,589

Current and long-term	37,998,162	32,872,839

Less current maturities	8,918,162	7,356,921

Long-term debt—less current maturities	$29,080,000	$25,515,918

PJAX, INC. AND RELATED COMPANIES
NOTES TO COMBINED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
PJAX has a revolving credit agreement with a bank. The revolving credit agreement, as amended, provides for borrowings up to $11,000,000 or 80% of qualifying accounts. The revolving credit agreement expires on June 30, 2006. Additionally, as part of an amendment in May 2004, PJAX obtained a term loan in the amount of $3,000,000. The term loan requires monthly principal and interest payments through April 2009. The December 31, 2005, balance of the term loan was $2,000,000. In April 2006, the revolving credit agreement was extended to June 30, 2009.
Interest on borrowings under the revolving credit agreement and term loan are calculated, at the option of PJAX, based on either the Prime Rate Option (the bank’s prime rate, plus “Applicable Basis Points”) or the Euro-Rate Option (LIBOR plus “Applicable Basis Points”). Applicable Basis Points are calculated based on PJAX earnings before interest, taxes, depreciation, and amortization and range from 0 to 50 basis points for the Prime Rate Option and range from 150 to 225 basis points for the Euro-Rate Option (175 to 250 basis points for the Euro-Rate Option on the term loan). Interest on the term loan at December 31, 2005, was 6.54%. Borrowings under the revolving credit agreement are collateralized by the accounts receivable, equipment, and other assets of PJAX. The revolving credit agreement requires PJAX to maintain a lockbox account with the lender to which all checks, drafts, cash, and other remittances are deposited and applied to borrowings outstanding under the revolving credit agreement. If necessary, drawdowns on the revolving credit line are made as checks are presented for clearing. No such drawdowns occurred during or subsequent to December 31, 2005, with respect to these checks.
At December 31, 2005 and 2004, PJAX had no borrowings under the revolving credit agreement and had standby letters of credit in the amount of $5,041,237 and $4,387,000, respectively, outstanding. These standby letters of credit relate to workers’ compensation and automotive agreements and are required in the ordinary course of business.
The revolving credit agreement requires certain positive and negative covenants by PJAX, including the maintenance of prescribed debt to equity ratios, minimum tangible net worth, and debt service coverage ratios. On April 18, 2006 certain of these financial covenants were amended by the bank.
Woodhurst has three term loan agreements with a bank for the financing of certain terminals utilized by PJAX in its operations. The three term loans require monthly principle payments, plus interest through 2011, at a variable rate of LIBOR, plus a margin. The margin ranges from 1.5% to 2.25% depending upon certain financial ratios of PJAX. At December 31, 2005 the interest rate was 6.54%.
During 2003, Woodhurst entered into an interest rate swap to pay a fixed rate of 2.99% on one of the variable rate term loans with the counterparty paying a variable rate based on LIBOR. The mark-to-market effect of the interest rate swap was not material to the 2005 and 2004 financial statements.
Each of the Woodhurst and Northridge term loans also require the maintenance of certain financial covenants by PJAX and are collateralized by the properties owned by Woodhurst and Northridge. Additionally, Woodhurst and Northridge are each required to maintain a cash flow coverage ratio.

PJAX, INC. AND RELATED COMPANIES
NOTES TO COMBINED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
A substantial majority of the Company’s debt instruments have variable interest rates. As such, management believes that the fair value of debt approximates carrying value.
Future payments under long-term debt for the next five years are as follows:

2006	$10,122,901
2007	9,407,081
2008	8,390,638
2009	5,197,058
2010	3,147,772
Thereafter	4,847,228

Total payments	41,112,678

Amounts representing interest expense on capital leases	(3,114,516)

Total principal payments	$37,998,162

4.	COMMITMENTS AND CONTINGENCIES
The Company leases certain terminal facilities and certain office and operating equipment under operating leases. Total rent expense for 2005 and 2004 was $3,642,000 and $4,720,000, respectively. Future minimum annual obligations under noncancelable operating leases for the next five years are as follows:

2006	$1,870,533
2007	723,179
2008	118,774
The Company, in the ordinary course of business, is involved in various legal proceedings, lawsuits, and claims. It is the Company’s policy to accrue a liability for the amounts related to these legal matters if it is probable that a liability has been incurred and an amount is reasonably estimable.
5.	EMPLOYEE MATTERS
PJAX maintains a profit-sharing and 401(k) plan covering all employees. Contributions to this plan are determined annually at the discretion of the board of directors of PJAX. Expense relating to the 401(k) plan was $1,000,000 for both 2005 and 2004.
During 2001, the Company and its stockholders entered into agreements with a key employee. The agreements provided for the purchase of minority interests in PJAX and Woodhurst by the employee at the estimated fair value of the entities at the date of the agreement, compensation and continued employment by the individual, and covenants not to compete. Stock-based compensation under these agreements, which are subject to variable plan accounting based on guidance set forth in APB 25, was not material to the combined financial statements at December 31, 2005 and 2004.

PJAX, INC. AND RELATED COMPANIES
NOTES TO COMBINED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
6.	SUBSEQUENT EVENT
On October 2, 2006, the Company sold all the outstanding shares of PJAX and all the real estate held by Woodhurst and Northridge to Vitran Corporation Inc. The aggregate sale price was approximately $131,600,000, comprised of $80,300,000 in cash, Vitran common shares valued at $12,800,000, assumed debt of approximately $26,500,000 and an additional $12,000,000 in cash that is contingent upon certain future events which is payable over the next year.
7.	DIFFERENCES BEETWEEN UNITED STATES AND CANADIAN GENEARALLY ACCEPTED ACCOUNTING PRINCIPLES
The Company has no material differences between United States and Canadian generally accepted accounting principles.
******

Interim Combined Financial Statements
(In U.S. dollars)
PJAX, INC. AND RELATED COMPANIES
Nine months ended September 30, 2006
(Unaudited)

PJAX, INC. AND RELATED COMPANIES
Interim Combined Balance Sheet
(In thousands of U.S. dollars)
(Unaudited)

	September 30,	December 31,
	2006	2005

Assets

Current assets:
Cash	$2,129	$1,072
Accounts receivable	20,338	20,217
Prepaid expenses, deposits and other current assets	2,620	3,535

	25,087	24,824

Capital assets (note 2)	49,002	53,711

Other assets	—	103

	$74,089	$78,638

Liabilities and Stockholders’ Equity and Partners’ Capital

Current liabilities:
Accounts payable and accrued liabilities	$16,802	$13,761
Current portion of long-term debt (note 3)	16,835	8,918

	33,637	22,679

Long-term debt (note 3)	15,665	29,080

Stockholders’ equity and partners’ capital:
Common stock:
Authorized: 100,000 common shares, $1 par value
Issued and outstanding: 9,488 common shares	9	9
Additional paid-in capital	31	31
Partners’ capital	6,388	6,251
Advances to stockholders	(349)	(392)
Retained earnings	18,708	20,980

	24,787	26,879

Commitments and contingencies (note 4)
Subsequent event (notes 3 and 9)

	$74,089	$78,638

See accompanying notes to interim combined financial statements.

PJAX, INC. AND RELATED COMPANIES
Interim Combined Statement of Income
(In thousands of U.S. dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenue	$44,260	$42,146	$131,363	$122,228

Operating expenses	37,444	33,509	104,387	96,316
Selling, general and administrative expenses	10,009	4,434	18,994	13,387
Other income	(78)	(50)	(149)	(227)
Depreciation and amortization	2,156	1,919	6,354	5,756

	49,531	39,812	129,586	115,232

Income (loss) before the undernoted	(5,271)	2,334	1,777	6,996

Interest expense on long-term debt	666	416	1,733	1,224

Net income (loss)	$(5,937)	$1,918	$44	$5,772

See accompanying notes to interim combined financial statements.

PJAX, INC. AND RELATED COMPANIES
Interim Combined Statement of Stockholders’ Equity and Partners’ Capital and Comprehensive Income
(In thousands of U.S. dollars)
Nine months ended September 30, 2006, with comparative figures for the nine months ended September 30, 2005
(Unaudited)

	Common	Additional		Advances
	stock of	paid-in	Partners’	to	Retained
	PJAX, Inc.	capital	capital	stockholders	earnings	Total

Balance, December 31, 2005	$9	$31	$6,251	$(392)	$20,980	$26,879

Distributions to stockholders	—	—	—	—	(2,000)	(2,000)

Stockholder repayments	—	—	—	43	—	43

Partners’ capital distributions	—	—	(179)	—	—	(179)

Net income (loss) and comprehensive income (loss)	—	—	316	—	(272)	44

Balance, September 30, 2006	$9	$31	$6,388	$(349)	$18,708	$24,787

Balance, December 31, 2004	$9	$31	$5,498	$(446)	$17,467	$22,559

Distributions to stockholders	—	—	—	—	(2,075)	(2,075)

Stockholder repayments	—	—	—	40	—	40

Partners’ capital distributions	—	—	(266)	—	—	(266)

Net income and comprehensive income	—	—	870	—	4,902	5,772

Balance, September 30, 2005	$9	$31	$6,102	$(406)	$20,294	$26,030

See accompanying notes to interim combined financial statements.

PJAX, INC. AND RELATED COMPANIES
Interim Combined Statement of Cash Flows
(In thousands of U.S. dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

Cash flows from (used in) operating activities:
Net income (loss)	$(5,937)	$1,918	$44	$5,772
Items not involving cash:
Depreciation and amortization	2,156	1,919	6,354	5,756
Gain on sale of capital assets	(78)	(50)	(149)	(227)
Change in non-cash operating working capital	6,856	(2,302)	3,835	(3,089)

	2,997	1,485	10,084	8,212

Cash flows from (used in) financing activities:
Revolving credit facility	—	1,390	—	2,590
Proceeds from long-term debt	277	—	277	1,775
Principal payments on long-term debt	(1,994)	(2,078)	(6,931)	(6,089)
Distributions to stockholders	(354)	(120)	(2,000)	(2,075)
Stockholder repayments	15	14	43	40
Partners’ capital distributions	(81)	(82)	(179)	(266)

	(2,137)	(876)	(8,790)	(4,025)

Cash flows from (used in) investing activities:
Purchase of capital assets	(182)	(432)	(483)	(4,140)
Proceeds from sale of capital assets	174	51	246	227

	(8)	(381)	(237)	(3,913)

Increase in cash	852	228	1,057	274

Cash, beginning of period	1,277	397	1,072	351

Cash, end of period	$2,129	$625	$2,129	$625

Change in non-cash operating working capital components:
Accounts receivable	$2,012	$199	$(121)	$(1,790)
Prepaid expenses, deposits and other current assets	1,482	227	915	(971)
Accounts payable and accrued liabilities	3,362	(2,728)	3,041	(328)

	$6,856	$(2,302)	$3,835	$(3,089)

Supplemental cash flow information:
Interest paid	$552	$416	$1,663	$1,224

Supplemental disclosure of non-cash transactions:
Capital leases incurred for equipment	1,156	5,562	1,156	10,535
See accompanying notes to interim combined financial statements.

PJAX, INC. AND RELATED COMPANIES
Notes to Interim Combined Financial Statements
(In thousands of U.S. dollars, unless otherwise indicated)
Nine months ended September 30, 2006
(Unaudited)
1.	Significant accounting policies:
(a)	Principles of combination:

The accompanying combined financial statements include the accounts of PJAX, Inc. (“PJAX”), Northridge Enterprises LP (“Northridge”) and Woodhurst Realty LLC (“Woodhurst”), all of which are under common ownership and common management (referred to collectively as the “Company”). All material intercompany transactions and balances have been eliminated in combination. PJAX operates as a non-union less-than-truckload carrier, primarily in the mid-Atlantic United States of America. Northridge and Woodhurst own certain operating terminals for PJAX.

(b)	Capital assets:

Capital assets are recorded at cost. Depreciation of capital assets is provided on a straight-line basis from the date the assets are put in service over their estimated useful lives as follows:

Buildings	39 years
Building and land improvements	10 years
Vehicles:
Trailers	5-10 years
Trucks	5-8 years
Machinery and equipment	5 years
An impairment is recognized when the carrying amount of an asset to be held and used exceeds the sum of the estimated undiscounted cash flows expected from its use and disposal, and is measured as the amount by which the carrying amount the of asset exceeds its fair value. During 2006, the Company has not identified any indicators that would require recognition of impairment.

PJAX, INC. AND RELATED COMPANIES
Notes to Interim Combined Financial Statements (continued)
(In thousands of U.S. dollars, unless otherwise indicated)
Nine months ended September 30, 2006
(Unaudited)
1.	Significant accounting policies (continued):
(c)	Income taxes:

PJAX has elected to be taxed under Subchapter S of the Internal Revenue Code Section 1362(a). Northridge is a partnership and Woodhurst is a limited liability company for federal and state income tax purposes. Taxable income or loss, as well as other tax attributes, are reported by the shareholders or partners on their respective tax returns for each of these entities.

(d)	Claims and insurance accruals:

Claims and insurance accruals reflect the estimated total cost of claims, including amounts for claims incurred but not reported, for cargo loss and damage, bodily injury and property damage, workers’ compensation, long-term disability and group health. The Company has self-insurance retention amounts per incident for auto liability, casualty, cargo claims, workers’ compensation and employee medical. In establishing these accruals, management evaluates and monitors each claim individually and uses factors such as historical experience, known trends and third party estimates to determine the appropriate reserves for potential liability.

(e)	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. These estimates include the estimated useful life of long-lived assets, whether there has been any impairment of long-lived assets, estimates of claims and insurance accruals and for doubtful accounts receivable. Actual results could differ from those estimates.

(f)	Revenue recognition:

Revenue is recognized upon the delivery of the related freight.

PJAX, INC. AND RELATED COMPANIES
Notes to Interim Combined Financial Statements (continued)
(In thousands of U.S. dollars, unless otherwise indicated)
Nine months ended September 30, 2006
(Unaudited)
1.	Significant accounting policies (continued):
(g)	Accounts payable and accrued liabilities:

	September 30,	December 31,
	2006	2005

Accounts payable	$6,733	$7,185
Accrued salaries, wages and payroll taxes	5,069	3,708
Accrued profit sharing	750	1,000
Other current liabilities	4,250	1,868

	$16,802	$13,761

(h)	Advertising costs:

Advertising costs are expensed as incurred. Advertising costs amounted to $200 for the nine months ended September 30, 2006 (2005 — $150) and $67 for the three months ended September 30, 2006 (2005 — $50).

(i)	Accounts receivable:

Accounts receivable are presented net of allowance for doubtful accounts of $0.9 million at September 30, 2006 (2005 — nil).

(j)	New accounting pronouncements:

SFAS Statement 156 amends SFAS Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement addresses the recognition and measurement of separately recognized servicing assets and liabilities and provides an approach to simplify efforts to obtain hedge-like (offset) accounting. SFAS 156 will be adopted January 1, 2007 as required by the Statement. The requirements of SFAS 156 are not expected to have an effect on the Company’s combined financial statements.

PJAX, INC. AND RELATED COMPANIES
Notes to Interim Combined Financial Statements (continued)
(In thousands of U.S. dollars, unless otherwise indicated)
Nine months ended September 30, 2006
(Unaudited)
1.	Significant accounting policies (continued):
SFAS Statement 155 amends SFAS Statement 133, Accounting for Derivatives and Hedging Activities, and SFAS Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and allows an entity to remeasure at fair value a hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation from the host, if the holder irrevocably elects to account for the whole instrument on a fair value basis. Subsequent changes in the fair value of the instrument would be recognized in income. SFAS 155 will be adopted January 1, 2007 as required by the Statement. The requirements of SFAS 155 are not expected to have an effect on the Company’s combined financial statements.
SAB 108 provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 will be adopted January 1, 2007 as required by the Bulletin. The requirements of SAB 108 are not expected to have an effect on the Company’s combined financial statements.
2.	Capital assets:

	September 30,	December 31,
	2006	2005

Land	$4,891	$4,891
Buildings	12,229	12,229
Building and land improvements	10,219	10,212
Vehicles	49,254	49,202
Machinery and equipment	7,975	7,606

	84,568	84,140

Less accumulated depreciation	35,566	30,429

	$49,002	$53,711

Capital assets include assets acquired under capital leases of $41.2 million (2005 — $42.0 million) and accumulated depreciation of $17.2 million (2005 — $13.8 million).

PJAX, INC. AND RELATED COMPANIES
Notes to Interim Combined Financial Statements (continued)
(In thousands of U.S. dollars, unless otherwise indicated)
Nine months ended September 30, 2006
(Unaudited)
3.	Long-term debt:

Long-term debt is comprised of the following:

	September 30,	December 31,
	2006	2005

PJAX:
Capital leases payable through 2013 for vehicle and equipment purchases, interest rates ranging between 3.90% and 7.08% at September 30, 2006	$21,320	$25,311
Term loan payable, variable interest rate of 7.58% at September 30, 2006	1,600	2,000
Woodhurst:
Term loans payable, variable interest rate of 7.58% at September 30, 2006	9,580	10,687

	32,500	37,998

Less current portion	16,835	8,918

	$15,665	$29,080

PJAX has a revolving credit agreement with a bank. The revolving credit agreement, as amended, provides for borrowings up to $11.0 million or 80% of qualifying accounts receivable. The revolving credit agreement was amended in April 2006 and expires on June 30, 2009. In May 2004, PJAX obtained a term loan in the amount of $3.0 million. The term loan requires monthly principal and interest payments through April 2009. The balance of the term loan was $1.6 million at September 30, 2006.
Interest on borrowings under the revolving credit agreement and term loan are calculated, at the option of PJAX, based on either the Prime Rate Option (the bank’s prime rate, plus “Applicable Basis Points”) or the Euro-Rate Option (LIBOR plus “Applicable Basis Points”). Applicable Basis Points are calculated based on PJAX’s earnings before interest, taxes, depreciation and amortization and range from nil to 50 basis points for the Prime Rate Option and range from 150 to 225 basis points for the Euro-Rate Option (175 to 250 basis points for the Euro-Rate Option on the term loan).

PJAX, INC. AND RELATED COMPANIES
Notes to Interim Combined Financial Statements (continued)
(In thousands of U.S. dollars, unless otherwise indicated)
Nine months ended September 30, 2006
(Unaudited)
3.	Long-term debt (continued):

Borrowings under the revolving credit agreement are collateralized by the accounts receivable, equipment and other assets of PJAX. The revolving credit agreement requires PJAX to maintain a lockbox account with the lender to which all cheques, drafts, cash and other remittances are deposited and applied to borrowings outstanding under the revolving credit agreement. If necessary, drawdowns on the revolving credit line are made as cheques are presented for clearing. No such drawdowns occurred during or subsequent to September 30, 2006 with respect to these cheques.

At September 30, 2006, PJAX had nil borrowings (2005 — nil) under the revolving credit agreement and had standby letters of credit in the amount of $5.4 million (2005 — $5.0 million) outstanding. These standby letters of credit relate to workers’ compensation and automotive insurance agreements and are required in the ordinary course of business.

The revolving credit agreement requires certain financial maintenance tests.

Woodhurst has three term loan agreements with a bank for the financing of certain terminals utilized by PJAX in its operations. The three term loans require monthly principle payments, plus interest through 2011, at a variable rate of LIBOR plus a margin based on certain financial ratios.

During 2003, Woodhurst entered into an interest rate swap to pay a fixed rate of 2.99% on one of the variable rate term loans with the counterparty paying a variable rate based on LIBOR. The mark-to-market effect of the interest rate swap was not material at September 30, 2006.

Each of the Woodhurst term loans is collateralized by the properties owned by Woodhurst and Northridge. At September 30, 2006, the Company was in violation of certain financial maintenance tests with respect to the Woodhurst term loans, as such, the term loans are classified as a current liability. However, on October 2, 2006 in conjunction with the sale of all the real estate (note 9), all the term loans were repaid by the Company or refinanced by Vitran Corporation. Therefore, on October 2, 2006, the Company was not in violation of any financial maintenance tests.

PJAX, INC. AND RELATED COMPANIES
Notes to Interim Combined Financial Statements (continued)
(In thousands of U.S. dollars, unless otherwise indicated)
Nine months ended September 30, 2006
(Unaudited)
3.	Long-term debt (continued):

Future payments under long-term debt and capital leases for the next five years and thereafter are as follows:

2007	$18,663
2008	6,681
2009	3,621
2010	1,687
2011	1,162
Thereafter	686

$32,500

4.	Commitments and contingencies:

The Company leases certain terminal facilities and certain office and operating equipment under operating leases. Total rent expense for the nine-month period ended September 30, 2006 was $3.0 million (2005 — $2.7 million) and $1.0 million for the three months ended September 30, 2006 (2005 — $0.9 million). Future minimum annual obligations under non-cancellable operating leases for the next five years and thereafter are as follows:

2007	$3,431
2008	1,768
2009	1,528
2010	1,480
2011	1,442
Thereafter	1,205

$10,854

The Company is subject to legal proceedings that arise in the ordinary course of business. In the opinion of management, the aggregate liability, if any, with respect to these actions, will not have a material adverse effect on the combined financial position, results of operations or cash flows of the Company. Legal costs are expensed as incurred.

PJAX, INC. AND RELATED COMPANIES
Notes to Interim Combined Financial Statements (continued)
(In thousands of U.S. dollars, unless otherwise indicated)
Nine months ended September 30, 2006
(Unaudited)
5.	Employee benefits:

PJAX maintains a profit-sharing and 401(k) plan covering all employees. Contributions to this plan are determined annually at the discretion of the boards of directors of PJAX. Expense relating to the 401(k) plan was $0.75 million for the nine months ended September 30, 2006 (2005 — $0.75 million) and $0.25 million for the three months ended September 30, 2006 (2005 — $0.25 million). These expenses are included in operating expenses.

6.	Financial instruments:

The fair values of cash, accounts receivable and accounts payable and accrued liabilities approximate the carrying values because of the short-term nature of these instruments. The fair value of the Company’s long-term debt, determined based on the future cash flows associated with each debt instrument discounted using an estimate of the Company’s current borrowing rate for similar debt instruments of comparable maturity, is approximately equal to the carrying values at September 30, 2006 and December 31, 2005.

7.	Comparative figures:

Certain comparative figures have been reclassified to conform with the financial statement presentation adopted in the current period.

8.	United States and Canadian accounting policy differences:

There are no material policy differences between United States and Canadian generally accepted accounting principles.

PJAX, INC. AND RELATED COMPANIES
Notes to Interim Combined Financial Statements (continued)
(In thousands of U.S. dollars, unless otherwise indicated)
Nine months ended September 30, 2006
(Unaudited)
9.	Subsequent event:

On October 2, 2006, Vitran Corporation Inc. (“Vitran”) through its wholly owned subsidiary, Vitran Corporation, acquired all the outstanding shares of PJAX, Inc. and all the real estate held by Woodhurst Realty LLC and Northridge Enterprises LP. The aggregate purchase consideration was approximately $138.7 million (including transaction costs), comprised of approximately $80.0 million in cash, Vitran common shares valued at $12.8 million (676,923 common shares valued at $18.90 per share), assumed debt of approximately $27.1 million and holdbacks of $11.7 million payable over the next year. Transaction costs amounted to approximately $1.6 million. Additional consideration of $5.5 million was contingent upon a joint election with Vitran and the vendors to structure the transaction as an asset sale for tax purposes. Vitran had 30 days from the closing of the transaction to execute this election. Vitran has executed this election and, as such, the additional proceeds are payable to the vendors.

Pro Forma Consolidated Financial Statements
(Expressed in thousands of United States dollars)
Vitran Corporation Inc.
As at and for the nine months ended
September 30, 2006 (unaudited) and
year ended December 31, 2005 (unaudited)

Vitran Corporation Inc.
Pro Forma Consolidated Balance Sheet
September 30, 2006 (unaudited)
(Expressed in thousands of United States dollars)

			Pro forma			Pro forma
	Vitran	PJAX	adjustments	Notes		consolidated

Assets

Current assets:
Cash and cash equivalents	$102,207	$2,129	$(79,994)	3	(b)	$24,342
Accounts receivable	54,660	20,338	—			74,998
Inventory, deposits and prepaid expenses	9,277	2,620	—			11,897
Future income taxes	2,593	—	—			2,593

	168,737	25,087	(79,994)			113,830

Capital assets	82,133	49,002	13,846	3	(a)	144,981
Intangible assets	2,749	—	11,500	3	(a)	14,249
Goodwill	62,906	—	56,795	3	(a)	119,701
Other assets	—	—	165	3	(a)	165

	$316,525	$74,089	$2,312			$392,926

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$52,413	$16,802	$19,697	3	(c)	$88,912
Income and other taxes payable	1,717	—	—			1,717
Current portion of long-term debt	8,053	16,835	(8,560)	3	(d)	16,328

	62,183	33,637	11,137			106,957

Long-term debt	90,015	15,665	3,165	3	(d)	108,845
Future income taxes	7,749	—	—			7,749

Shareholders’ equity:
Common shares	64,130	9	12,788	3	(e)	76,927
Additional paid-in capital	1,395	31	(31)	3	(e)	1,395
Retained earnings	85,978	18,708	(18,708)	3	(e)	85,978
Partners’ capital	—	6,388	(6,388)	3	(e)	—
Advance to stockholders	—	(349)	349	3	(e)	—
Accumulated other comprehensive income	5,075	—	—			5,075

	156,578	24,787	(11,990)			169,375

	$316,525	$74,089	$2,312			$392,926

1

Vitran Corporation Inc.
Pro Forma Consolidated Statement of Operations
Nine Months Ended September 30, 2006 (unaudited)
(Expressed in thousands of United States dollars, except for per share amounts)

			Pro forma			Pro forma
	Vitran	PJAX	adjustments	Notes		consolidated

Revenue	$360,280	$131,363	$—			$491,643

Operating expenses	299,617	104,387	—			404,004
Selling, general and administrative expenses	33,675	18,994	—			52,669
Other income	(404)	(149)	—			(553)
Depreciation and amortization	7,495	6,354	971	4	(a)	14,820

	340,383	129,586	971			470,940

Income from operations before undernoted	19,897	1,777	(971)			20,703

Interest expense, net	(621)	(1,733)	(4,137)	4	(b)	(6,491)

Income from operations before income taxes	19,276	44	(5,108)			14,212

Income taxes (recovery)	4,992	—	(1,851)	4	(c)	3,141

Net income before cumulative effect of a change in accounting principle based on United States GAAP and net income based on Canadian GAAP	$14,284	$44	$(3,257)			$11,071

Earnings per share based on United States and Canadian GAAP:
Before cumulative effect of a change in accounting principle:
Basic	$1.12					$0.83
Diluted	$1.10					$0.81

Weighted average number of shares based on United States and Canadian GAAP:
Basic	12,710,225		676,923	4	(d)	13,387,148
Potential exercise of options	246,436					246,436
Diluted shares	12,956,661		676,923	4	(d)	13,633,584

2

Vitran Corporation Inc.
Pro Forma Consolidated Statement of Operations
Year ended December 31, 2005 (unaudited)
(Expressed in thousands of United States dollars, except for per share amounts)

			Pro forma			Pro forma
	Vitran	PJAX	adjustments	Notes		consolidated

Revenue	$428,192	$164,222	$—			$592,414

Operating expenses	357,960	129,603	—			487,563
Selling, general and administrative expenses	37,881	17,574	—			55,455
Other income	(41)	(242)	—			(283)
Depreciation and amortization	6,965	7,849	1,293	4	(a)	16,107

	402,765	154,784	1,293			558,842

Income from operations before undernoted	25,427	9,438	(1,293)			33,572

Interest expense, net	(298)	(1,761)	(5,564)	4	(b)	(7,623)

Income from operations before income taxes	25,129	7,677	(6,857)			25,949

Income taxes	7,191	—	487	4	(c)	7,678

Net income based on United States and Canadian GAAP	$17,938	$7,677	$(7,344)			$18,271

Earnings per share based on United States and Canadian GAAP:
Basic	$1.43					$1.38
Diluted	$1.40					$1.35

Weighted average number of shares based on United States and Canadian GAAP:
Basic	12,516,265		676,923	4	(d)	13,193,188
Potential exercise of options	332,095					332,095
Diluted shares	12,848,360		676,923	4	(d)	13,525,283

3

Vitran Corporation Inc.
Notes to Pro Forma Consolidated Financial Statements
As at and for the nine months ended September 30, 2006 (unaudited)
and year ended December 31, 2005 (unaudited)
(Expressed in thousands of United States dollars)
1.	Transaction

On October 2, 2006, Vitran Corporation Inc. (“Vitran”) through its wholly-owned subsidiary Vitran Corporation acquired all the outstanding shares of PJAX, Inc. and all the real estate held by Woodhurst Realty LLC and Northridge Enterprises LP, collectively known as PJAX Freight System (“PJAX”). The aggregate purchase consideration was approximately $138.7 million (including transaction costs), comprised of approximately $80.0 million in cash, Vitran common shares valued at $12.8 million (676,923 common shares valued at $18.90 per share), assumed debt of approximately $27.1 million and holdbacks of $11.7 million payable during the year subsequent to the date of acquisition. Transaction costs amounted to approximately $1.6 million. Additional consideration of $5.5 million was contingent upon a joint election with Vitran and the vendors to structure the transaction as an asset sale for tax purposes. Vitran had 30 days from the closing of the transaction to execute this election. As of the date of this filing, Vitran has executed this election, and as such the additional proceeds are payable to the vendors.

2.	Basis of presentation

The unaudited pro forma consolidated financial statements should be read in conjunction with Vitran’s 2005 annual report on Form 10-K, Vitran’s September 30, 2006 quarterly report on Form 10-Q, PJAX’s audited combined financial statements as at and for the years ended December 31, 2005 and 2004 and PJAX’s unaudited combined interim financial statements as at and for the nine months ended September 30, 2006.

The underlying assumptions for the pro forma adjustments provide a reasonable basis for presenting the significant financial effects directly attributable to such transactions; however, the unaudited pro forma consolidated financial statements are not necessarily indicative of the results that actually would have been achieved if the transactions reflected therein had been completed on the dates indicated or the results that may be obtained in the future. In the opinion of management, these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation.

The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations which would have actually resulted had the transactions and other adjustments been affected on the dates indicated. Further, pro forma results of operations are not necessarily indicative of the results of operations that may be obtained by Vitran in the future.

4

Vitran Corporation Inc.
Notes to Pro Forma Consolidated Financial Statements - continued
As at and for the nine months ended September 30, 2006 (unaudited)
and year ended December 31, 2005 (unaudited)
(Expressed in thousands of United States dollars)
2.	Basis of presentation — continued

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, the unaudited pro forma consolidated statements of operations have been reconciled to Canadian generally accepted accounting principles. The accompanying unaudited pro forma consolidated balance sheet as at September 30, 2006 gives effect to the acquisition by Vitran of PJAX as though it had taken place on September 30, 2006. The accompanying unaudited pro forma consolidated statements of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006 give effect to the acquisition as though it had taken place on January 1, 2005.

The accompanying unaudited pro forma consolidated balance sheet as at September 30, 2006 has been prepared from information derived from the unaudited consolidated balance sheet of Vitran as at September 30, 2006, the unaudited combined balance sheet of PJAX as at September 30, 2006, and the adjustments and assumptions outlined below.

The accompanying unaudited pro forma statements of operations have been prepared from information derived from the audited consolidated income statement of Vitran for the year ended December 31, 2005, the audited combined income statement of PJAX for the year ended December 31, 2005, the unaudited consolidated income statement of Vitran for the nine months ended September 30, 2006, the unaudited combined income statement for PJAX for the nine months ended September 30, 2006, and the assumptions and adjustments outlined below.

The accounting policies used in preparation of the unaudited pro forma consolidated financial statements are those disclosed in Vitran’s annual report on Form 10-K as at and for the year ended December 31, 2005.

5

Vitran Corporation Inc.
Notes to Pro Forma Consolidated Financial Statements - continued
As at and for the nine months ended September 30, 2006 (unaudited)
and year ended December 31, 2005 (unaudited)
(Expressed in thousands of United States dollars)
3.	Unaudited pro forma consolidated balance sheet

The following assumptions and pro forma adjustments have been made for the purpose of the unaudited pro forma consolidated balance sheet as at September 30, 2006:
(a)	The total purchase consideration was $111.6 million (including transaction costs) excluding assumed debt. This consists of cash of approximately $80.0 million, common shares valued at $12.8 million (676,923 common shares valued at $18.90 per share) and $11.7 million payable to the vendors over the next year. Transaction costs amounted to $1.6 million. Vitran has made the election described in note 1 and, therefore, has recorded an additional $5.5 million in consideration. In addition, Vitran assumed debt of approximately $27.1 million bringing the aggregate purchase consideration to $138.7 million. The fair values below are based on management’s preliminary estimates and are subject to change once the final valuations have been completed.

Current assets	$25,087
Capital assets	62,848
Intangible assets	11,500
Goodwill	56,795
Other assets	165

156,395

Current liabilities	17,646
Assumed capital lease	21,319
Assumed term loans	5,786

Net assets acquired	$111,644

(b)	A decrease in cash to reflect the payment of the cash portion of the purchase price.

(c)	An increase in accounts payable and accrued liabilities for transaction costs of $1,650, holdbacks payable to the vendors of $11,701 over the next year, accounting adjustments to bring PJAX into compliance with Vitran accounting policies of $844 and additional consideration of $5,502 for the election described in Note 1. Due to Vitran executing this election, full fair value is given to the assets and liabilities for tax purposes; therefore, as at September 30, 2006 there is no future income tax asset or liability due to the transaction.

6

Vitran Corporation Inc.
Notes to Pro Forma Consolidated Financial Statements - continued
As at and for the nine months ended September 30, 2006 (unaudited)
and year ended December 31, 2005 (unaudited)
(Expressed in thousands of United States dollars)
3.	Unaudited pro forma consolidated balance sheet — continued
(d)	A decrease of $5,395 in the long-term debt obligations for the long-term debt not assumed by Vitran and retired by the vendors on the date of the acquisition.

(e)	PJAX’s shareholders’ equity has been eliminated. The increase in common shares is for the value of common shares issued to the vendors as part of the purchase consideration.
4.	Unaudited pro forma consolidated statements of operations

The following pro forma income adjustments have been made for the purpose of the unaudited pro forma consolidated statements of operations:
(a)	An increase in amortization expense due to identifiable intangible assets (customer relationships and covenants not to compete) being amortized straight-line over seven years (customer relationships) and six years (covenants not to compete) based on preliminary estimates by management. This is partially offset by a decrease in depreciation expense based on a change to Vitran’s depreciation policy.

(b)	An increase in interest expense as a result of the debt incurred by Vitran to finance the acquisition. This is partially offset by the elimination of PJAX’s interest expense related to the debt not assumed by Vitran.

(c)	Adjustment to income taxes as a result of the pro forma adjustments in (a) and (b) above and to reflect income taxes that would have been incurred by PJAX on income from operations before income taxes had PJAX not elected to be taxed under Subchapter S of the Internal Revenue Code Section 1362(a). This represents an increase in tax expense of $487 in the pro forma consolidated statement of operations for the year ended December 31, 2005 as Vitran would have had additional tax expense. This represents a decrease in tax expense of $1,851 in the pro forma consolidated statement of operations for the nine months ended September 30, 2006 as Vitran would have had a tax benefit.

(d)	Vitran issued 676,923 common shares valued at $12.8 million as part of the consideration paid for PJAX. This resulted in an increase in the weighted average shares outstanding for the year ended December 31, 2005 and for the nine months ended September 30, 2006, of 676,923 shares from the pro forma transaction date of January 1, 2005.

7